Exhibit 21.1
SUBSIDIARIES OF WHEELS UP EXPERIENCE INC.
AS OF DECEMBER 31, 2022

Name of Subsidiary	Jurisdiction of Organization
Aircraft Charter Company Three, LLC	Indiana
Aircraft Charter Company Two, LLC	Indiana
Aircraft Holding Company One, LLC	Indiana
Air Partner Aviation Services Limited	United Kingdom
Air Partner CHS Limited	United Kingdom
Air Partner Consulting Limited	United Kingdom
Air Partner Group Limited	United Kingdom
Air Partner Havacilik ve Tasimacilik	Republic of Türkiye
Air Partner International GmbH	Germany
Air Partner International SAS	France
Air Partner Investments Limited	United Kingdom
Air Partner Limited	United Kingdom
Air Partner LLC	Delaware
Air Partner Middle East DMCC	United Arab Emirates
Air Partner S.r.l.	Italy
Air Partner Travel Management Company Limited	United Kingdom
Alante Air Charter, LLC	Nevada
Apex AP MidCo Inc.	Delaware
Apex Kenyon MidCo Inc.	Delaware
Avianis Systems, LLC	Delaware
Aviation Compliance Limited	United Kingdom
Baines Simmons Limited	United Kingdom
Business Jets Limited	United Kingdom
Clockwork Research Limited	United Kingdom
Gama Aviation LLC	Delaware
Kenyon International Emergency Services Limited	United Kingdom
Kenyon International Emergency Services LLC	Delaware
Mountain Aviation, LLC	Colorado
Redline Assured Security SARL	France

Redline Assured Security Ltd	United Kingdom
Redline Aviation Security Limited	United Kingdom
Redline Worldwide Limited	United Kingdom
Safeskys Limited	United Kingdom
Sterling Aviation, LLC	Wisconsin
TMC UP Holdings LLC	Delaware
Travel Management Company, LLC	Indiana
Travel Management Company Holdings, LLC	Delaware
Travel Management Company Intermediate Holdings, LLC	Delaware
Travel Management Company Intermediate Holdings II, LLC	Delaware
TWC Aviation Services, LLC	California
Wheels Up Blocker Sub LLC	Delaware
Wheels Up MIP LLC	Delaware
Wheels Up MIP RI LLC	Delaware
Wheels Up Partners Holdings LLC	Delaware
Wheels Up Partners LLC	Delaware
Wheels Up Private Jets LLC	Kentucky
Wheels Up TOA Holdings LLC	Delaware
Wheels Up UK Limited	United Kingdom
WU Leasing I LLC	Delaware
WU Leasing II LLC	Delaware
WUL I Trust	Utah
WUL II Trust	Utah

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